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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JULY 22, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


              NEVADA                  000-33389                65-1071956
              ------                  ---------                ----------
 (State or other jurisdiction of     (Commission             (IRS Employer
          incorporation)             File Number)          Identification No.)

                 6015 31ST STREET EAST, BRADENTON, FLORIDA 34203
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                    (Address of principal executive offices)

        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------

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ITEM 7.01 REGULATION FD DISCLOSURE.

Consummation of Common Stock Private Placement
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Morgan Beaumont, Inc. (the "Registrant") recently completed the private placement of an aggregate of approximately 12,362,500 of shares of common stock (the "Shares) to certain accredited investors (the "Purchasers"). A copy of the Term Sheet is attached hereto as Exhibit 7.1. The aggregate purchase price was U.S. $4,945,000 cash. The Purchasers paid $0.40 per share and received a warrant to purchase one (1) share of common stock for $0.60 per share for each share of common stock purchased. The transaction was consummated pursuant to that certain Securities Purchase Agreement by and between the Registrant and the Purchasers (the "Purchase Agreement"). A copy of the Purchase Agreement is attached hereto as Exhibit 7.2 and a copy of the Warrant is attached hereto as Exhibit 7.3. The net proceeds from the sale will be used for working capital. The Shares are restricted from transfer and may only be transferred in compliance with state and federal securities laws.

The Purchasers received certain anti-dilution protection entitling the Purchasers to price adjustments in the event the Registrant sells shares for a lower price within the next year.

The Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this type. Registrant has agreed to indemnify the Purchasers against various liabilities.

Registrant entered into a Registration Rights Agreement (the "Registration Rights Agreement") with each Purchaser, and has agreed to file, within 15 calendar days of the effective date of the Registrant's S-2 Registration Statement, a registration statement with the SEC, covering the resale of (i) the Shares and (ii) the shares of common stock underlying the warrants (together with the Shares , (the "Registrable Securities") for an offering to be made on a continuous basis pursuant to Rule 415. A copy of the Registration Rights Agreement is attached hereto as Exhibit 7.4. Registrant will use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter. Registrant and Purchasers each agreed with the other to indemnify the other for certain liabilities arising under the Securities Act. Pursuant to the Registration Rights Agreement and subject to certain other provisions therein, if the Registrant fails to timely perform or provide in accordance with its responsibilities under the Registration Rights Agreement and certain Securities Act provisions, then, in addition to any other rights the holder or holders of the Registrable Securities (the "Purchaser") may have pursuant to the Registration Rights Agreement or under applicable law: (x) on each such date when the Registrant has failed to timely perform or provide under the Registration Rights Agreement (an "Event Date"), Registrant shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Registrable Securities then held by such Purchaser; and (y) on each monthly anniversary of each such Event Date (if the applicable event shall not have been cured by such date) until the applicable event is cured, Registrant shall pay to each Purchaser an amount in cash, equal to 2.0% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Registrable Securities then held by such Purchaser. If Registrant fails to pay any partial liquidated damages pursuant to Section 2(b) of the Registration Rights Agreement as summarized above in full within seven days after the date payable, Registrant will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms of the Registration Rights Agreement shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an event.


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Pursuant to the Securities Agreement to be executed by each Investor, Registrant entered into an Escrow Agreement with Boyd & Chang, LLP in which each Investor has agreed they will, from time to time, deposit amounts with Boyd & Chang LLP (the "Escrow Funds"), and Boyd & Chang LLP agreed to hold the Escrow Funds in its general attorney client trust account established (the "Escrow Account"), and to administer the Escrow Funds in accordance with the terms of this Agreement. No interest will be earned on the Escrowed Funds. A copy of the Escrow Agreement is attached hereto as Exhibit 7.5.

Registrant's sales of Common Stock described in this Form 8-K were exempt from registration pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act. A Rule 506 exemption was available for these sales because Registrant sold only to accredited investors; Registrant did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D will be filed with the SEC and in each state where the purchasers reside. Registrant paid no commission or fees other than legal and accounting fees, in association with the offer and sale of the Securities.

ITEM 8.01 OTHER EVENTS.

(c) Press Release
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On July 18, 2005, the Company issued a press release announcing this private placement raising $4.9 million. A specimen of this press release is attached hereto as Exhibit 8.1.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MORGAN BEAUMONT, INC.


/s/ Clifford Wildes
---------------------------------
By: Clifford Wildes

CEO, Treasurer and Director

Dated: July 22, 2005



                                 EXHIBIT INDEX

      EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT

           7.1               Term Sheet
           7.2               Securities Purchase Agreement
           7.3               Purchase Warrant
           7.4               Registration Rights Agreement
           7.5               Escrow Agreement
           8.1               Press Release issued July 18, 2005



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